                                                                  Exhibit (j)(1)




                               CONSENT OF COUNSEL


         We hereby consent to: (i) the use of our name and the references to our firm under the captions "Trustees and Officers" and "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 12 to the Registration Statement (No. 33-49290) on Form N-1A under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, of The Galaxy VIP Fund; and (ii) the use and incorporation by reference in said Post-Effective Amendment No. 12 of our firm's opinion of counsel filed as Exhibit (10) to Post-Effective Amendment No. 7 to the Registration
Statement on Form N-1A under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, of The Galaxy VIP Fund.



                                                /s/ Drinker Biddle & Reath
                                                -------------------------------
                                                DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
October 6, 2000